UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8 - K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2005
___________

METALLINE MINING COMPANY
(Exact name of registrant as specified in its charter)

Nevada	000-27667	91-1766677
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1330 E. Margaret Avenue, Coeur d'Alene, Idaho 83815
(Address of principal executive offices) (Zip Code)

(208) 665-2002
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) The board of directors (the "Board") of Metalline Mining Company (the "Company") previously reported in a Current Report on Form 8-K filed August 1, 2005 that on July 29, 2005 the Board had increased the number of Directors on the Board to five and appointed three individuals to serve as members of the Board. The Company has subsequently determined that such actions were not in compliance with the Bylaws of the Company and were therefore not effective.

On September 8, 2005 the Board appointed Wesley A. Pomeroy to serve as a member of the Board for a term ending at the annual meeting of shareholders in 2006. Mr. Pomeroy was recommended to the Board by Merlin D. Bingham, President of the Company. The text of the press release issued by the Company regarding the appointment of Mr. Pomeroy is attached hereto as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibit is filed herewith:

Exhibit No.  Exhibit Description

99.1   Press release text of Metalline Mining Company dated September 9, 2005.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METALLINE MINING COMPANY
(Registrant)

September 9, 2005                       By:   /s/ Merlin D. Bingham
Date                              Merlin D. Bingham
President